                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               C. H. HEIST CORP.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                C.H. HEIST CORP.
                           -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 10, 1996

To the Shareholders:

     The 1996 Annual Meeting of Shareholders of C.H. Heist Corp. (the "Company") will be held at the Sheraton Sand Key, 1160 Gulf Boulevard., Clearwater Beach, Florida 34630, on Friday, May 10, 1996, at 10:00 A.M. local time, for the following purposes:

          1. To elect six Directors of the Company, each of whom is to hold office until the next Annual Meeting of Shareholders and until the due election and qualification of his successor;

          2. To ratify the selection by the Board of Directors of the firm of KPMG Peat Marwick LLP as independent public accountants for the Company and its subsidiaries for the fiscal year 1995; and

          3. To approve the Leveraged Stock Option Plan for Executive officers of C. H. Heist Corp. and Ablest Service Corp.

          4. To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

     The Shareholders of record at the close of business on March 29, 1996, will be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

     If you cannot personally attend the meeting, it is requested that you promptly fill in, sign and return the enclosed proxy, which needs no postage if mailed in the United States.

                                          By order of the Board of Directors

                                          Isadore Snitzer
                                          Secretary

Dated: April 5, 1996

                                C.H. HEIST CORP.

                           -------------------------
                                PROXY STATEMENT
                           -------------------------

     The enclosed proxy is solicited by the Board of Directors of C.H. Heist Corp. (the "Company") to be voted at the 1996 Annual Meeting of Shareholders to be held at the Sheraton Sand Key, 1160 Gulf Boulevard, Clearwater Beach, Florida 34630, on Friday, May 10, 1996, at 10:00 A.M., and at any adjournment or adjournments thereof.

     Only Shareholders of record as of the close of business on March 29, 1996, are entitled to notice of, and to vote at, the meeting or any adjournments thereof. On March 29, 1996, the Company then had outstanding voting securities consisting of 2,872,773 shares of Common Stock, par value $.05 per share. ("Common Shares"). Each share is entitled to one vote. Shares cannot be voted at the meeting unless the Shareholder is present or represented by proxy.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of mails, proxies may be solicited, personally or by telephone or facsimile transmission, by officers, directors and regular employees of the Company. The Company will also request securities brokers, custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse them for their reasonable out-of-pocket expenses in forwarding soliciting material.

     Any Shareholder executing the accompanying form of proxy has the power to revoke it at any time prior to its exercise. Such revocation may be made in person at the 1996 Annual Meeting of Shareholders or by written notification to the Secretary of the Company. Every properly signed proxy will be voted unless previously revoked if the proxy is returned to the Company properly executed and in sufficient time to permit the necessary examination and tabulation of the proxy before a vote is taken.

     The Company's address is 810 North Belcher Road, Clearwater, Florida 34625, and the telephone number is (813) 461-5656. This Proxy Statement and the enclosed proxy will be mailed to the Shareholders on or about April 5, 1996.

                        ITEM 1 -- ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

     Six Directors are to be elected at the meeting each to serve until the next annual meeting of shareholders and until the Director's successor shall have been elected and shall have qualified. It is intended that the shares represented by proxies solicited by the Board of Directors will be voted for the six nominees for Director of the Company hereinafter named, unless authority to vote for one or more nominees is withheld. If for any reason any of said nominees shall become unavailable for election, which is not now anticipated, the proxies will be voted for a substitute nominee designated by the Board of Directors, if any.

     Six Directors were elected to the Board of Directors at the 1995 Annual Meeting of Shareholders and are nominees for re-election at the 1996 Annual Meeting of Shareholders.

     The following information about each nominee with respect to his principal occupation or employment and the name and principal business of the corporation or other organization in which such occupation or employment is carried on and other affiliations has been furnished to the Company by the respective nominees for director:

                                                                                        FIRST BECAME
                NAME                             PRINCIPAL OCCUPATION             AGE    A DIRECTOR
- ------------------------------------  ------------------------------------------  ---   ------------
Charles H. Heist....................  Chairman of the Board of Directors and      45        1978
                                        President of the Company
John L. Rowley......................  Vice President -- Finance                   52        1994
Richard J. O'Neil...................  Retired                                     66        1973
Willard F. Foster...................  Retired                                     72        1956
Chauncey D. Leake, Jr...............  Financial/Business Consultant               68        1971
Charles E. Scharlau.................  Chairman of the Board and Chief Executive   68        1980
                                        Officer, Southwestern Energy Co.

     Charles H. Heist, who has been President of the Company since 1983, became Chairman of the Board and Chief Executive Officer of the Company in November 1988 upon the retirement of Willard F. Foster from those positions. From 1983 until his retirement, Mr. Foster served as Chairman of the Board and Chief Executive Officer of the Company. Richard J. O'Neil served as Vice
President -- Finance of the Company from 1973 until May 1992, when he became Senior Vice President. Mr. O'Neil retired as an Officer in May of 1994. Mr. Rowley became Vice President -- Finance and Chief Financial Officer of the Company in May, 1992. Prior to that he was Treasurer and Chief Accounting Officer of the Company from 1975 until his promotion in 1992.

     Mr. Leake has been a Financial/Business Consultant since October 1990. From March 1, 1988 to October 1990 he was Vice President of First Albany Companies, Inc., an investment banking firm. Prior to joining that firm, Mr. Leake was employed as a Vice President of Moseley Securities Corporation, a member of the New York Stock Exchange, Inc., with which firm he was associated for over five years.

     Mr. Scharlau is Chairman of the Board and Chief Executive Officer of Southwestern Energy Co., a one-utility holding company with subsidiaries engaged in the exploration, production and marketing of natural gas and oil and in the operation of an intrastate gas transmission and distribution system in Arkansas. He has been associated with that corporation for over five years.

INFORMATION ABOUT THE BOARD OF DIRECTORS

     During the Company's fiscal year ended December 31, 1995, the Board of Directors of the Company held a total of four (4) regularly scheduled meetings. During fiscal 1995, each of the Directors attended all meetings of the Board and all meetings of all committees of the Board on which he served, except for one director who missed two meetings. Nonemployee directors received a director's fee of $1,800 per meeting, plus expenses during fiscal 1995 . Effective the first quarter of 1996 outside directors will be paid an annual retainer of $10,000.

     The Board of Directors has executive, executive compensation and audit committees. The executive committee consists of Messrs. Heist, Rowley and Foster. During the 1995 fiscal year, the executive committee held four meetings, the compensation committee met twice and the audit committee met twice. The compensation committee consists of Messrs. Foster, Leake and Scharlau and authorizes the compensation for each executive officer. The audit committee consists of Messrs. O'Neil, Leake and Scharlau. This committee monitors and reviews the financial controls, reporting procedures, and internal checks and balances of the Company as well as the independence and performance of its outside auditors. The Company does not have any standing nominating committee. The usual duties and functions of a nominating committee are considered and acted upon by the entire Board of Directors.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth pertinent information concerning the ownership of shares by persons know to the Company to own beneficially as of the record date more than 5% of the outstanding shares of Common Stock of the Company. For the purpose of this proxy statement, beneficial ownership has the meaning given under the rules of the Securities and Exchange Commission relating to proxy statements and does not necessarily indicate economic interest. The beneficial ownership information presented herein is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission.

                                                             AMOUNT AND NATURE            PERCENT
                      NAME AND ADDRESS                    OF BENEFICIAL OWNERSHIP         OF CLASS
    ----------------------------------------------------  -----------------------         --------
    C.H. Heist Trust....................................          738,072(1)(2)             25.7%
    c/o Isadore Snitzer,
        Charles H. Heist,
        Clydis D. Heist and
        Willard F. Foster,
        Trustees
    710 Statler Building
    Buffalo, New York 14202
    Charles H. Heist....................................          282,446(1)(3)(4)           9.8%
    c/o C.H. Heist Corp.
    810 North Belcher Road
    Clearwater, Florida 34625
    Victoria Hall.......................................          214,259(4)(5)              7.5%
    c/o C.H. Heist Corp.
    810 North Belcher Road
    Clearwater, Florida 34625
    Dixie Lea Clark.....................................          176,266(4)(5)              6.1%
    c/o C.H. Heist Corp.
    810 North Belcher Road
    Clearwater, Florida 34625
    Clydis D. Heist.....................................          337,730(4)                11.8%
    Trust For The Benefit Of Grandchildren
    Quest Advisory Corp.................................          202,530(6)                 7.1%
    1414 Avenue of the Americas
    New York, New York 10019

- ---------------
(1) The 738,072 shares indicated are held of record in a trust created by Mr. C.H. Heist for the benefit of his family prior to his death in February 1983. The four trustees of the trust are Clydis D. Heist, Willard F. Foster, Charles H. Heist and Isadore Snitzer. Each of the trustees may be deemed to be the beneficial owner of the shares held in the trust as they share both voting and investment powers with respect to such shares pursuant to the terms of the trust. The trust will continue until the death of Mrs. Heist and the children of Mr. and Mrs. Heist.

(2) Isadore Snitzer is also the beneficial and record owner of 2,022 shares (less than 1%).

(3) Amount indicated includes options that are presently exercisable to purchase 9,853 shares and 272,593 shares owned directly by Mr. Heist. Mr. Heist is the Chairman of the Board and President of the Company.

(4) There are nine Trusts created for the benefit of the children of Charles H. Heist and his sisters, Victoria Hall and Dixie Lea Clark. They also are trustees of the trusts. Each of the trustees may be deemed to be the beneficial owner of the shares held in trust as they share both voting and investment powers with respect to such shares pursuant to the terms of the trusts.

(5) The two daughters of C.H. Heist (deceased) and Clydis D. Heist are both of majority age and own their shares directly. The 214,259 shares owned by Victoria Hall and the 176,266 shares owned by Dixie Lea

     Clark do not include the 738,072 shares owned by the C.H. Heist Trust or the shares of the Trust for the children mentioned in footnote 4. Both daughters disclaim any beneficial ownership of such shares.

(6) Quest Advisory Corp. is a registered investment advisor under the Investment Advisors Act of 1940, which is controlled by Charles M. Royce, its President. Mr. Royce disclaims beneficial ownership of the shares owned by Quest.

SECURITY OWNERSHIP OF MANAGEMENT

     As of March 31, 1996, the Directors, individually, and all Directors and Officers of the Company as a group, respectively, owned beneficially the following amounts of Common Stock of the Company:

                                                              AMOUNT AND NATURE OF         PERCENT
                  NAME OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP         OF CLASS
- ------------------------------------------------------------  --------------------         --------
Charles H. Heist............................................          282,446(1)(2)(3)        9.8%
John L. Rowley..............................................           22,359(3)(6)            (4)
Richard J. O'Neil...........................................           18,104(4)               (5)
Willard F. Foster...........................................           61,047(1)(7)           2.5%
Chauncey D. Leake, Jr.......................................              498                  (5)
Charles E. Scharlau.........................................              205                  (5)
All Officers and Directors (14 persons).....................        1,530,666(8)             53.3%

- ---------------
(1) Does not include the 738,072 shares held by the C.H. Heist Trust with respect to which Willard F. Foster, Charles H. Heist, Clydis D. Heist and Isadore Snitzer share voting and investment powers. See footnote (1) under table of "Security Ownership of Certain Beneficial Owners" above.

(2) See footnotes (3) and (4) under Table of "Security Ownership of Certain Beneficial Owners", above. Does not include 337,730 shares held in trust for the children of Charles H. Heist and his two sisters.

(3) Executive Officer of the Company.

(4) Amount indicated includes options that are presently exercisable to purchase 18,104 shares.

(5) Less than 1%.

(6) Amounts indicated are options that are presently exercisable.

(7) The 61,047 shares indicated are beneficially owned by and held in trust for the benefit of Willard F. Foster.

(8) Includes options that are presently exercisable to purchase 112,633 shares, and the 738,072 shares and 337,730 shares described in footnotes (1) and
     (4), under table of "Security Ownership Of Certain Beneficial Owners".

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following Summary Compensation Table sets forth information concerning compensation for services in all capacities for the Company and its subsidiaries for the fiscal years ended December 31, 1995, December 25, 1994, December 26, 1993 and of those persons who were, at December 31, 1995, (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company and its subsidiaries, (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                       COMPENSATION
                                                                                      --------------
                                                                                          AWARDS
                                                      ANNUAL COMPENSATION(1)          --------------
                                                 --------------------------------       SECURITIES
                                                 FISCAL                                 UNDERLYING
          NAME AND PRINCIPAL POSITION             YEAR       SALARY      BONUS(2)        OPTIONS
- -----------------------------------------------  ------     --------     --------     --------------
Charles H. Heist(3)............................   1995      $165,000     $25,000          --
Chairman of the Board..........................   1994      $145,000     $ --             --
President and Director.........................   1993      $138,000     $ --             --
W. David Foster(2).............................   1995      $130,000      29,000           7,000
President -- Chief Operating Officer...........   1994      $120,000     $55,440          16,000
Ablest Service Corp............................   1993      $109,000     $50,358          --
John L. Rowley(3)..............................   1995      $120,000     $18,000           6,000
Vice President -- Finance......................   1994      $112,000     $ --             10,000
C.H. Heist Corp................................   1993      $105,000     $ --             --
Frank Trotter(3)...............................   1995      $120,000     $18,000           6,000
Vice President.................................   1994       112,000     $ --             10,000
Chief Operating Officer, C. H. Heist Corp......   1993       105,000     $ --             --
Duane F. Worthington II(2).....................   1995      $116,000     $20,900           6,000
Vice President -- Operations U.S...............   1994      $103,000     $24,926           5,000
C.H. Heist Corp................................   1993      $ 95,000     $ --             --

- ---------------
(1) The Company provides to certain of its officers income tax services and the use of Company cars. The amounts indicated do not include the cost to the Company of such benefits as management believes they do not exceed 10% of total salary and bonus of any individual.

(2) Bonus was accrued based on the Company's Management Incentive Plan. See "Report on Executive Compensation".

(3) Bonus for 1995 was a discretionary bonus granted by the Compensation Committee of the Board of Directors. See "Report on Executive Compensation."

OPTION GRANTS

     Shown below is information on grants of stock options pursuant to the Company's 1991 Stock Option Plan (the "Option Plan") during the fiscal year ended December 31, 1995, to the Named Officers.

                                                                                              POTENTIAL
                                                                                         REALIZABLE VALUE AT
                                              PERCENTAGE                                   ASSUMED ANNUAL
                                               OF TOTAL                                    RATES OF STOCK
                                               OPTIONS       EXERCISE                    PRICE APPRECIATION
                                              GRANTED TO      OR BASE                      FOR OPTION TERM
                                 OPTIONS     EMPLOYEES IN      PRICE      EXPIRATION     -------------------
             NAME               GRANTED(1)   FISCAL 1995    (PER SHARE)      DATE          5%          10%
- ------------------------------  ----------   ------------   -----------   ----------     -------     -------
W. David Foster...............     7,000         14.9%         $6.94        12/06/05     $51,000     $53,440
John L. Rowley................     6,000         12.8%         $6.94        12/06/05     $43,700     $45,800
Frank Trotter.................     6,000         12.8%         $6.94        12/06/05     $43,700     $45,800
Duane F. Worthington II.......     6,000         12.8%         $6.94        12/06/05     $36,435     $45,800

- ---------------

(1) The options indicated were granted and vested on December 6, 1995 the date of grant. If a "Change in Control" or a "Potential Change in Control" (as defined in the Option Plan) occurs then, to the extent vested, all options outstanding under the Option Plan will be cashed out on the basis of the difference between the option exercise price and the "Change of Control Price" (as defined in the Option Plan) as of the date the Change in Control or Potential Change of Control is deemed to have occurred or such other date as the Company may determine prior to the Change in Control. Generally, the "Change of Control Price" is defined under the Option Plan to mean the highest per share price offered or paid in the 60-day period preceding the Change in Control or Potential Change in Control.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The Table below provides information with respect to unexercised options to purchase the Company's Common Stock granted under the Option Plan to Named Officers and held by them on December 31, 1995. None of the Named Officers exercised any stock options during fiscal 1995. All options indicated are fully exercisable.

                                                      NUMBER OF SECURITIES
                                                           UNDERLYING          VALUE OF UNEXERCISED
                                                        OPTIONS HELD AT        IN-THE-MONEY OPTIONS
                          NAME                         DECEMBER 25, 1994       AT DECEMBER 31, 1995
    ------------------------------------------------  --------------------     --------------------
    Charles H. Heist................................          9,853                    $-0-
    W. David Foster.................................         31,660                    $-0-
    John L. Rowley..................................         22,359                    $-0-
    Frank Trotter...................................         24,140                    $-0-
    Duane F. Worthington II.........................         17,289                    $-0-

                        REPORT ON EXECUTIVE COMPENSATION
                         BY THE COMPENSATION COMMITTEE

     The Compensation Committee is composed of three independent, non-employee directors. The committee approves the salaries of executive officers and monitors the Management Incentive Plan (the "Incentive Plan") and the Stock Option Plan (the "Option Plan"). The Incentive Plan was approved by the Board of Directors and became effective in fiscal 1993 . The Option Plan was approved by the Board of Directors and the shareholders of the Company and became effective in fiscal 1992.

     The Company's compensation programs are designed to attract and retain qualified executives by providing competitive salaries and, through the Incentive Plan and the Option Plan, incentive compensation linked to financial performance of the Company. The Company's executive compensation program consists of three key elements: (1) a base salary component; (2) an annual bonus component; and (3) a long-term, stock option component. The policies with respect to each of these elements, as well as the basis for determining the compensation of the Chief Executive Officer of the Company, Charles H. Heist, are described below.

     Salary Component. Base salaries for executive officers are determined with reference to salary ranges established by the Compensation Committee in fiscal 1993 updated through 1995 based on a comprehensive survey of base salaries for executive officers of non-manufacturing companies conducted for the Company by the Director of Human Resources. The two sources used were William M. Mercer Inc. and Watson Wyatt Data Services top management report 1995/1996. The ranges are considered by the committee to provide competitive compensation to the Company's executive officers and encompass salaries in the 50th to 75th percentiles of salaries for comparable positions as determined by the survey.

     For fiscal 1996, the Compensation Committee approved a 12.1% increase in the base salary of the Company's Chairman and Chief Executive Officer. This compares to a 13.8% increase awarded to the Chief Executive Officer for fiscal 1995. In awarding this increase, the committee considered the Company's financial performance, particularly a dramatic improvement for the fiscal year ended December 31, 1995 in which earnings increased five fold, and the Chief Executive Officer's leadership in refocusing Heist Field Service, bringing new business services on line in 1995 and implementing the EVA(R) management reporting system, incentive plan and leveraged stock option program. Additionally, the committee believed that the increase in the Chief Executive Officer's salary was warranted in order to bring his compensation to a level more competitive with that of chief executive officers in the non-manufacturing sector, based on the survey referred to above. With this increase, the salary of the Chief Executive Officer is under the median of salaries for chief executive officers as determined by the survey.

     Salaries for the other executive officers of the Company for fiscal 1996 were increased by the Compensation Committee based on recommendations by the Chief Executive Officer. These increases ranged from 5.6% to 7%, with the average increase being approximately 6.2%. This compares to increases for fiscal 1995 for such officers ranging from 4% to 8%, with the average increase for the year being 7%. The fiscal 1996 increases place the salaries of these executive officers at or somewhat above the 75th percentile of salaries for comparable executive positions as determined by the survey. In awarding these increases, the committee considered the Company's financial performance, the executive officers' individual contributions to such performance, and the competitiveness of the base salaries of these officers as compared to the base salaries of executives reflected in the survey.

     Incentive Plan. The Incentive Plan is an annual goal attainment plan that provides incentive awards based upon the achievement of predetermined and communicated financial performance objectives. The Chief Executive Officer and the Chief Financial Officer of the Company establish on an annual basis operating income objectives for each segment of the Company and a return on equity objective for the company as a whole. Depending on their position in the Company, executive officers' incentive awards are set at 25% to 30% of their base salaries for the fiscal year. Depending on position 70%-80% of the incentive award is based on achievement of the operating income objective and the remainder of the award on achievement of the return on equity objective. If both objectives are met, executive officers receive 100% of their target incentive award. If the objectives are exceeded, bonuses may reach up to a maximum of 200% of the targeted incentive award. No incentive is paid below 80% of target. Pro rata amounts are paid from 80% to 100% of target.

     For fiscal 1995, incentive awards were accrued under the Incentive Plan for two executive officers in the amount shown in the compensation table. The return on equity objective established for fiscal 1995 was not met and no incentive was paid for this objective. The other executive officers of the Company were granted discretionary bonuses by the compensation committee at the amounts accrued in the table due to the five fold increase in earnings and the performance of Heist Field Services. The plan has been terminated and for fiscal years 1996 and thereafter all officers will be participating in the EVA(R) Incentive Plan, described below.

     Option Plan. The Option Plan is intended to advance the interest of the Company and its shareholders by enhancing the Company's ability to attract and retain highly-qualified key employees and by providing an incentive to such employees to achieve the Company's long-term business plans and objectives. No options were granted to the Chief Executive Officer in fiscal 1995. Options were granted to the other executive officers in fiscal 1995, for exceeding financial objectives.

     New EVA Incentive Plan. The Board of Directors and the Compensation Committee have approved the adoption and implementation of an Economic Value Added ("EVA") Incentive Remuneration Plan (the "EVA Plan"). The EVA Plan will strengthen the alignment of interests between the Company's key employees and its shareholders through the use of EVA incentive compensation and the increased ownership by certain officers of shares of the Company's common stock. The purpose of the EVA incentive compensation plan is to provide incentive compensation to key employees in a form which relates their financial reward to an increase in value of the corporation to its shareholders. In general, EVA is the corporation's annual net operating profit after taxes, less a capital charge. The capital charge is intended to represent the return expected by the shareholders of the corporation. The Compensation Committee believes that EVA improvement is the financial performance measure most closely correlated with increases in shareholder value.

     For each performance year there will be a target EVA for the corporation. The target EVA will generally be the average of the EVA for the current year and the current year target EVA, plus an expected improvement. If the EVA for the performance year equals the target EVA for the year, the participants will receive a cash bonus under the Plan. The amount of the bonus will vary according to the amount by which the actual EVA exceeded the target EVA, the participant's base salary, and other factors. For certain officers, a portion of the bonus amount will not be payable, but will be used in a formula pursuant to the Leveraged Stock Option Plan, described in Item 3 below; all others will receive their entire bonus in cash. If the EVA for the performance year is less then the target EVA for the year, less bonus would be paid under the Plan for that year, and could result in zero bonus being paid.

THE COMPENSATION COMMITTEE
         Charles E. Scharlau                     Chauncey D. Leake, Jr.
                               Willard F. Foster

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

     The Board of Directors of the Company consists of Charles H. Heist, Willard
F. Foster, Chauncey D. Leake, Jr., Richard J. O'Neil, Charles E. Scharlau, and John L. Rowley, of whom Messrs. Foster, Leake and Scharlau are members of the compensation committee.

     Willard F. Foster, who served on the compensation committee of the Board of Directors during 1995, served as the Chairman of the Board and Chief Executive Officer of the Company prior to his retirement in 1988.

     Two of the Company's facilities are presently leased on a month-to-month basis from a partnership, Colander Associates, the beneficial interests of which are held by members of the family of Mr. C.H. Heist (deceased), by Messrs. Willard F. Foster, Isadore Snitzer and Robert Goldsmith and by the Estate of Louis Borins. Both leases obligated the Company during fiscal 1995 to bear all expenses relating to the maintenance of the properties and to pay all insurance premiums and real estate taxes and assessments. The Company paid approximately $48,300 under these leases (including $37,200 of fixed rents) for the year ended December 31, 1995.

                     UNITED STATES EMPLOYEES' PENSION PLAN

     Since July 1, 1986, the Company has maintained the C.H. Heist Corp. United States Employees' Pension Plan ("Pension Plan"), a defined benefit retirement plan for the benefit of its eligible non bargaining unit United States employees and their beneficiaries. All non bargaining unit United States employees of the Company become participants in the Pension Plan upon completion of one year of eligibility service. All of the executive officers listed in the preceding "Cash Compensation" table participate in the Pension Plan.

     The Pension Plan is a trusteed plan and is funded entirely by Company contributions. The Pension Plan is administered by a Committee appointed by the Company, consisting of Gail A. Orffeo, John L. Rowley and Isadore Snitzer.

     The Pension Plan generally provides a monthly benefit at normal retirement (age 65) equal to 1 percent of an employee's average monthly compensation (as defined in the Pension Plan) during the employee's service, multiplied by the employee's years of credited service to a maximum of thirty. In general, the monthly compensation covered by the Pension Plan includes salary and bonuses. Credited service means an employee's service with the Company after July 1, 1986. An employee will be fully vested under the Pension Plan if the employee completes five years of vesting service after July 1, 1986. An employee may elect to retire under the Pension Plan after age 55 and completion of five years of vesting service. Benefits are reduced for an employee who elects the early retirement option as defined in the Pension Plan agreement. In addition, the Pension Plan provides for certain disability and death benefits.

     Under a defined benefit plan, contributions are not specifically allocated to individual participants. The table below shows estimated annual retirement benefits based on a 5.5% increase in annual compensation covered by the plan payable to each of the executive officers named above in the "Cash Compensation" table, who retires at age 65 after the number of years of credited service indicated. The estimates assume that benefits commence at age 65 and that the employee elects to receive the benefits only during the employee's own lifetime rather than the joint lives of the employee and the employee's spouse.

                                                AMOUNT OF REMUNERATION
                                                 PAID FOR FISCAL YEAR
                                                 ENDED DEC. 25, 1994       PROJECTED YEARS
                                                    COVERED BY THE       OF CREDITED SERVICE
              NAME OF INDIVIDUAL                     PENSION PLAN        AT NORMAL RETIREMENT   BENEFIT
- ----------------------------------------------  ----------------------   --------------------   -------
Charles H. Heist..............................         $165,000                   29            $43,500
W. David Foster...............................         $185,440                   14            $21,000
John L. Rowley................................         $120,000                   22            $26,400
Duane F. Worthington II.......................         $134,926                   30            $32,900
Frank Trotter.................................         $120,000                   14            $16,800

                            COMMON STOCK PERFORMANCE

     The stock performance graph presented on the next page compares the Company to the American Stock Exchange Market Value Index, (a broad market Index) and American Stock Exchange Service Industry Index.

     The American Stock Exchange Service Industry Index is intended to provide a peer group comparison, to the extent possible. A search of publicly traded companies that was made for the Company by an independent consultant was able to discover only one company with the same mix of businesses as the Company (industrial maintenance and temporary employment), and that company's capital structure was not comparable to the Company's. It was determined after an extensive search that the Company could not construct an appropriate peer group in the same industries because they would be over weighted to either Industrial Maintenance or Temporary Help. Having no appropriate alternative to use as a peer group, the AMEX Service Industry Index was selected. C.H. Heist Corp. is one of 139 companies that are included in the Service Industry Index.

                        5-YEAR TOTAL SHAREHOLDER RETURN
      HEIST (C H) CORP VS. AMEX MARKET VALUE AND SERVICE INDUSTRY INDICES

                                   [GRAPH]

      MEASUREMENT PERIOD          C. H. HEIST     AMEX MARKET    AMEX SERVICE
    (FISCAL YEAR COVERED)            CORP.        VALUE INDEX      INDUSTRY
1990                                       100             100             100
1991                                        95             128             141
1992                                       107             130             153
1993                                       104             155             201
1994                                        97             141             168
1995                                        95             178             207

SOURCE:  Compustat PC Plus
NOTES: Assumes $100 invested on 12/31/90 in C.H. Heist Corp. stock and the AMEX Market Value and Service Industry Indices. Reflects month-end dividend reinvestment.

                              CERTAIN TRANSACTIONS

     Certain of the Company's Buffalo, New York facilities are leased from Mr. Charles H. Heist, Chairman of the Board, President and Chief Executive Officer of the Company, and his two sisters, Dixie Lea Clark and Victoria Hall. Under the lease, the Company is responsible for maintenance and all insurance premiums, assessments and taxes and the rent is to be increased or decreased once every three (3) years in the event of each full 10% change in the cost of living index. The increase or decrease in the rent is fixed by the lease at an amount equal to $1,650 per year for each full 10% change. Rents of approximately $108,600 including amounts paid for the foregoing purposes, were paid under the lease during the year ended December 31, 1995.

     For the 1995 fiscal year, the Company paid $60,900 for legal services to the law firm of Borins, Setel, Snitzer & Brownstein, 710 Statler Towers, Buffalo, New York 14202, a law firm in which Isadore Snitzer, Esq., the secretary of the Company, is a partner.

CERTAIN REPORTS

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of its Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file by these dates during 1995. All of these filing requirements were satisfied in 1995 by the Company's directors, officers and ten percent holders.

                       ITEM 2 -- RATIFICATION OF AUDITORS

     KPMG Peat Marwick LLP audited the Company's financial statements for the fiscal year ended December 31, 1995 and has been selected by the Board of Directors to audit the Company's financial statements for the current fiscal year. KPMG Peat Marwick LLP and its predecessors have audited the Company's financial statements annually since 1969 and is considered well qualified by management and the Board of Directors. KPMG Peat Marwick LLP is a member of the Securities and Exchange Commission Practice Section of the American Institute of Certified Public Accountants -- Division of C.P.A. Firms and accordingly, has periodic Peer Reviews which consist of a review of the quality of its accounting and auditing practice by another C.P.A. Firm. A representative of KPMG Peat Marwick LLP is expected to attend the meeting and will have an opportunity to make a statement or respond to appropriate questions from Shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.

                    ITEM 3 -- ADOPTION OF A LEVERAGED STOCK
                       OPTION PLAN FOR EXECUTIVE OFFICERS

     There will be submitted at the Annual Meeting for action by the holders of common stock a proposal to adopt a Leveraged Stock Option Plan for executive officers (the "Leveraged Option Plan") to be implemented in connection with the Company's Economic Value Added (EVA) Incentive Remuneration Plan ("EVA Incentive Plan") described above in the Report of the Compensation Committee of the Board of Directors on Executive Compensation. The Leveraged Option Plan has been approved by the Board of Directors and the Compensation Committee. The following summary of the material provisions of the Leveraged Option Plan is qualified by reference to such plan, a copy of which is on file with the Securities and Exchange Commission.

     The purpose of the Leveraged Option Plan is to strengthen the alignment of interests between the executive officers and the shareholders of the Company through the increased ownership by such officers of shares of the Company's common stock. The total number of shares of common stock of the Company that may be made subject to options awarded under the Leveraged Option Plan is 375,000. Participation is limited to executive officers of the Company, of whom there are currently 8. The Plan will be administered by the Compensation Committee.

     An amount equal to 10% of each executive officer's nominal bonus calculated under the EVA Incentive Plan will be used in a formula under the Leveraged Option Plan to determine the number of shares subject to an option to be granted under such plan. The remainder of the nominal bonus will be paid in cash. The exercise price of each option will be equal to the relevant share price (defined below) of the common stock underlying the option reduced by a percentage (initially 10%). Both of these percentages have been determined and may be changed by the Compensation Committee. The number of shares underlying each option will be determined by dividing the formula amount by 10% of the relevant share price. For purposes of the Leveraged Option Plan, the relevant share price (fair market value) of a share of common stock will be equal to the average price (as quoted on the American Stock Exchange) for such common stock for the ten trading days at the end of the calendar year immediately preceding the grant of such options.

     The initial exercise price as described above of each option granted under the Leveraged Option Plan will increase by 8 percent per year during the 10 year option period. Such percentage has been determined by the Compensation Committee.

     The following table illustrates how the Leveraged Option Plan would work in a hypothetical situation. In the hypothetical, an executive officer with a nominal bonus under the Incentive Plan of $10,000, would have $1,000 used in the formula for grant of an option under the Leveraged Option Plan. The relevant share price of common stock is $8.00 per share. The 10% discount, $.80 per share, would cause the option exercise price at date of grant to be equal to $7.20 for the first year. That exercise price of $7.20 per share would then increase by 8% for each year that the option remained outstanding. The option would be exercised for 1,250 shares of common stock. All information in the table below is entirely hypothetical, and is furnished solely for purposes of illustrating how the Leveraged Option Plan would work.

- - An executive officer has a nominal bonus calculated at $10,000 under EVA(R) Incentive Plan

- - The executive officer's option award percentage is 10%, hence he/she will receive $9,000 and an option

- - The relevant share price is $8 and the option price per share is $0.80 (10% x $8)

- - The exercise price grows at 8% a year

- - The exercise price will be $7.20 in year one; $7.78 in year two; $8.39 in year three etc. for 10 years

- - The number of shares subject to the option is 1250 calculated as follows:
  $1000 divided by $.80 option price per share

     Options may be exercised in whole or in part, by paying the exercise price in cash, or in shares of common stock previously acquired, or in a combination of cash and such shares. The Leveraged Option Plan also would permit a "cashless exercise" of options by selling all or part of the underlying shares of common stock.

     In the ordinary course, stock options granted under the Leveraged Option Plan shall become exercisable on the third anniversary of the date of grant. Each option shall have a term of ten years from date of grant.

     Options granted under the Leveraged Option Plan are not transferable , except as permitted by applicable law. In the event of a reorganization, stock split, merger or other change in corporate structure of the Company, the Leveraged Option Plan provides for appropriate adjustments to be made (i) in the number and kind of shares either reserved for issuance thereunder or already covered by options granted thereunder; and (ii) in the exercise price of all outstanding options.

     Under the Leveraged Option Plan, (i) participants who terminate employment voluntarily will receive in cash for all vested options an amount equal to the lesser of the current value of such options or the amount of the EVA Incentive Plan bonus applied to purchase options, but will forfeit all non-vested options;
(ii) participants who retire or become disabled will be able to exercise all of their options in accordance with their terms; (iii) participants whose employment is terminated with cause will forfeit all options; (iv) participants whose employment is terminated without cause will receive in cash for all vested options an amount equal to the current value of such options, but will forfeit all non- vested options; and (v) participants who are employed on the date of a change in control (as defined in the Leveraged Option Plan) will vest in all their options, and will receive in cash the current value of those options.

     As of March 27, 1996, the aggregate market value of the 375,000 shares reserved for issuance under the Leveraged Option Plan was $2,343,750 , based on the closing sale price of a share of common stock on such date as quoted on the American Stock Exchange.

     No options have been granted under the Leveraged Option Plan to date.

     Assuming approval of the Leveraged Option Plan by the requisite vote of the holders of common stock, the Plan will become effective as of March 4, 1996, and will continue in effect until it expires on March 3, 2006. Options outstanding under the Leveraged Option Plan at the expiration date of the Plan will continue in effect until the expiration of their respective terms.

FEDERAL INCOME TAX CONSEQUENCES OF THE LEVERAGED OPTION PLAN

     The following is a summary of the federal income tax consequences of transactions under the Leveraged Option Plan. The discussion applies only to certain transactions under the Internal Revenue Code of 1986, (the "Code"), and concerns only exercises of stock options and dispositions of common shares occurring during the lifetimes of executive officers. The consequences may differ in the event an option is exercised, or common shares are disposed of, following the death of an executive officer.

     The discussion which follows relates to the exercise of an option by an executive officer of the Company at the time of such exercise, or to the sale of common shares received on such exercise, and assumes that such officer will make a proper written election with the Internal Revenue Service ("IRS") within thirty days after such exercise to include in such his gross income, for his or her tax year in which such exercise occurs, the excess of the fair market value of such common shares at the time of exercise over the aggregate exercise price for such common shares. (If such is not the case, the shares issued to an executive officer of the Company would, as a result of the short-swing profit rule under Section 16 (b) of the Exchange Act, be considered subject to a substantial risk of forfeiture during the six-month period following the exercise of such option, and such officer's gross income would be measured when such substantial risk of forfeiture lapses at the end of such six-month period and would be included in such officer's tax year in which such substantial risk of forfeiture lapsed.)

     An executive officer receiving a stock option under the Leveraged Option Plan generally will not realize taxable income upon the grant of such option, nor will the Company be entitled, for federal income tax purposes, to claim a deduction at the time of such grant. The excess of the fair market value of such common shares on the date such option is exercised over the exercise price of such common shares will constitute compensation, taxable as ordinary income and subject to all applicable withholding. If the Company complies with the applicable federal withholding requirements, it will generally be entitled to a deduction in computing its federal income taxes, in an amount equal to the compensation taxable to the officer as ordinary income. Such deduction is available in the year in which the income is taxable to the officer.

     Upon the sale of any common shares acquired by the exercise of a Leveraged Option, if the selling price exceeds the fair market value of such shares on the date of exercise, the excess will be taxable as capital gain income (long-term or short-term, depending on whether the executive officer has held such shares for more than one year); no tax deduction will be allowed to the Company with respect to such excess. Should the selling price of the common shares acquired by option be less than their fair marked value on the date of exercise, the difference will be treated as a capital loss to the executive officer (long-term or short-term, depending on whether he has held such shares for more than on year).

     The previous paragraph assumes, for simplicity, that an executive officer has paid the option price in cash. The federal income tax consequences to an executive officer who exercises an option and uses common shares (in whole or in part) to pay the option price will be different. In cases where an executive officer uses common shares to pay the option price, the transaction will be treated as (i) a tax-free exchange, between the common shares surrendered and an equal number of common shares received under the exercised option; and (ii) an acquisition, without consideration (or with such consideration as is provided in the form of cash), of the remaining number of common shares received under the exercised option. The common shares deemed to have been exchanged in the above-described exercise will have the tax basis and holding period of the common shares surrendered. However, the common shares deemed to have been acquired for cash in the above-described exercise will have a tax basis equal to their fair market value at date of such exercise, and a holding period commencing on the date of such exercise. Capital gain or loss on the sale of common shares will depend on whether such shares are deemed exchanged or deemed acquired; such gain or loss will be measured, based on the difference between the selling price and the applicable tax basis in such shares. The long-term or short-term nature of such gain or loss will depend on the applicable holding period for such shares.

VOTE NECESSARY FOR APPROVAL

     The affirmative vote of the holders of a majority of the outstanding common stock present in person or by proxy at the Annual Meeting is required to approve the Leveraged Option Plan. The Board of Directors recommends that holders of common stock vote FOR the Leveraged Option Plan. Proxies for common stock solicited and received by the Board will be voted FOR the Leveraged Option Plan unless stockholders specify a contrary choice in such proxies.

                                 ANNUAL REPORT

     The Annual Report of the Company to the Shareholders for the fiscal year ended December 31, 1995, including financial statements, which Annual Report is not a part of this proxy solicitation material, either accompanies or has been mailed to shareholders prior to the mailing of this proxy material.

     On written request, the Company will provide without charge to each record or beneficial holder of the Company's Common Stock as of March 29, 1996, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as filed with the Securities and Exchange Commission. Requests may be directed to Mr. John L. Rowley, Vice President -- Finance, C.H. Heist Corp., 810 North Belcher Road, Clearwater, Florida 34625.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the Company's 1997 Annual Meeting of Shareholders must be received by the Company at its principal executive offices located at 810 North Belcher Road, Clearwater, Florida 34625 by the close of business on December 4, 1996, in order to be timely received for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                 OTHER MATTERS

     Under New York law and the Company's Certificate of Incorporation, broker non votes and abstaining votes (i) will not be counted in favor of, or against, election of any nominee for director or for or against the proposal to approve the appointment of KPMG Peat Marwick as independent public accounts and (ii) will have the effect of votes against the proposal to approve the Leveraged Option Plan.

     The Company is unaware of any matter, other than those mentioned above, that will be brought before the meeting for action. If any other matters are brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment in respect to such matters.

     It is important that your proxy be returned promptly no matter how small or how large your holding may be. Shareholders who do not expect to attend in person are urged to execute and return the enclosed form of proxy. Shares represented by each proxy will be voted as directed, but if not otherwise specified, will be voted for the election of the nominees for Directors, for the ratification of the appointment of the independent accountants for the Company for 1996 and for the Leveraged Stock Option Plan.

Dated: April 5, 1996                                            C.H. HEIST CORP.

                                                                      APPENDIX A

                                C.H. HEIST CORP.
                          LEVERAGED STOCK OPTION PLAN



ARTICLE I.  PURPOSE. DEFINITIONS.

         Section 1.1

                          The purpose of this Plan is to provide executive officers of the Company an incentive to promote the maximization of shareholder value over the long term. In order to help promote a culture of ownership among the Company's executive officers and to align management incentives with shareholder interests, incentive compensation will be tied to Economic Value Added ("EVA") as delineated in the C.H. Heist Corp. EVA Incentive Remuneration Plan (the "EVA Plan"). This Plan will reward significantly the achievement of increases in economic value, and penalize any decreases in economic value, and will operate over a long-term horizon. The Plan also provides a means through which the Company can attract and retain executive officers of merit.

         Section 1.2

                          For purposes of the Plan, the following terms are defined as set forth below:

         a.      "Board" means the Board of Directors of the Company.

         b. "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

         c. "Commission" means the Securities and Exchange Commission or any successor agency.

         d.      "Committee" means the Committee referred to in Section 2.1.

         e. "Company" means the C.H. Heist Corporation, a New York corporation, or any successor entity.

         f. "Disability" means permanent and total disability as determined by the Committee for purposes of the Plan.

         g. "Disinterested Person" shall have the meaning set forth in Rule 16b-3(d)(3), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

         h. "Early Retirement" means retirement, with the consent of the Company, from active employment with the Company or a subsidiary thereof, pursuant to the early retirement provisions of the applicable pension plan of the Company or such subsidiary.

         i. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto.

         j. "Fair Market Value of the Stock" means the average of the reported closing sale prices of the Stock on the American Stock Exchange during the ten days prior to the sale or exchange of the Stock in question. In connection with determining the initial exercise price of Stock Options pursuant to grants hereunder, "Fair Market Value of the Stock" means the average of the reported closing sale prices of the Stock on the American Stock Exchange during the last ten trading days of the year prior to the year in which the Option is granted.

         k. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option within the meaning of Section 422 of the Code.

         l. "Normal Retirement" means retirement from active employment with the Company or a subsidiary thereof at or after age 65.

         m. "Plan" means the C.H. Heist Corp. Leveraged Stock Option Plan, as set forth herein and as amended.

         n.      "Retirement" means Normal or Early Retirement.

         o. "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act.

         p.      "Stock" means the Common Stock, $.05 par value, of the Company.

         q.      "Stock Option" or "Option" means an option granted under
                 Article V of the Plan.

         r. "Change-in-Control" and "Change-in-Control Price" have the meanings set forth in Sections 6.2 and 6.3, respectively.

ARTICLE II.  ADMINISTRATION.

         Section 2.1

                          The Plan shall be administered by the Compensation Committee of the Board or such other Committee of the Board, composed of not less than two (2) Disinterested Persons, who shall be appointed by the Board and who shall serve at the pleasure of the Board.

         Section 2.2

                          In particular, the Committee shall have the authority, subject to the terms of the Plan, to:

         (a)     select the executive officers who will participate in the Plan;

         (b) determine the terms and conditions of any Option granted hereunder (including, but not limited to, the percentage discount from Fair Market Value of the Stock which determines the initial exercise price of an Option, the annual rate at which the exercise price is increased, the time period in which an Option vests, the term of the Option, the method of exercise, any restriction or limitation and any vesting acceleration or forfeiture or waiver regarding any Stock Option and the shares of Stock relating thereto, based on such factors as the Committee shall determine); and

         (c) determine the circumstances under which a Stock Option may be settled in cash or Stock.

         Section 2.3

                          The Committee shall have the authority and discretion to: adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it deems advisable; interpret the terms and provisions of the Plan and Options granted under the Plan (and any agreement or other document relating thereto) and; otherwise supervise the administration of the Plan.

         Section 2.4

                          The Committee may act only by a majority of its members then in office. However, Committee members may in writing authorize any one or more of their number, or any officer of the Company, to execute and deliver documents on behalf of the Committee.

         Section 2.5

                          Any determination made by the Committee regarding the terms or provisions of the Plan, or with respect to any Option granted hereunder, shall be made in its sole discretion. All determinations made by the Committee shall be final and binding on all persons, including the Company and the Plan participants.


ARTICLE III.  STOCK SUBJECT TO PLAN.

         Section 3.1

                          The total number of shares of Stock reserved and available for issuance pursuant to the exercise of Stock Options granted under the Plan shall be 375,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

         Section 3.2

                          If any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any Stock Option terminates other than upon exercise, such shares shall again be available for issuance in connection with grants under the Plan.

         Section 3.3

                          In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure which affects the Stock, such substitution or adjustments shall be made in the aggregate number of shares reserved for issuance under the Plan, and in the number and exercise price of shares subject to outstanding Stock Options granted under the Plan, as may be determined to be appropriate by the Board, in its sole discretion.


ARTICLE IV.  ELIGIBILITY.

         Section 4.1

                          Only those executive officers who are selected by the Committee and participate in the EVA Plan are eligible to participate in, and receive grants of Stock Options pursuant to the terms of, this Plan.

ARTICLE V.  STOCK OPTIONS.

         Section 5.1

                          Stock Options shall be granted in connection with bonus awards under the EVA Plan. An executive officer who participates in this Plan will receive a grant of Options hereunder only if he receives a bonus under the EVA Plan. Generally, under the EVA Plan if certain performance targets are achieved, then a bonus is paid to the participants. Most participants receive 100% of the bonus. Executive officers who participate in this Plan will receive a percentage (currently 90%, but subject to change by the Committee) of the cash bonus. The remaining portion (currently 10%, but subject to change by the Committee) of the bonus is used in a formula in this Plan to determine the number of shares subject to the Option that will be granted to the participant hereunder as further provided in Section 5.3(c).

         Section 5.2

                          All Stock Options shall be evidenced by option agreements, the terms and provisions of which are determined by the Committee. Each option agreement shall specify that it is an agreement which provides for Non-Qualified Stock Options.

         Section 5.3

                          Options granted under the Plan shall be subject to the following terms and conditions, and such additional terms and conditions as the Committee deems appropriate:

         a. Exercise Price. The exercise price per share of Stock purchasable under a Stock Option shall be equal to the Fair Market Value of the Stock, reduced by the initial exercise price percentage discount, increased annually by a fixed percentage, initially 8% (but subject to change by the Committee).

         b. Initial Exercise Price Percentage Discount. The initial exercise price percentage discount is a fixed percentage that is used to reduce the initial exercise price to purchase Stock pursuant to Options granted hereunder. The initial exercise price percentage discount is 10% (but subject to change by the Committee).

         c. Number of Shares Covered by Option. The number of shares of Stock subject to an Option granted to a participant hereunder will equal the amount of the participant's bonus which is not paid under the EVA

                 Plan divided by the Initial Exercise Price Percentage Discount times the Fair Market Value of the Stock. The amount of the participant's unpaid bonus under the EVA Plan is not paid in consideration for the Option; it is merely a figure utilized in the formula to determine the number of shares covered by an Option granted under the Plan.

         d. Option Term. Each Stock Option shall be exercisable during the ten (10) year period following the date such Option was granted.

         e. Vesting. Except as otherwise provided herein, all Options granted under the Plan shall vest three years after the date such Option was granted.

         f. Exercisability. Vested Stock Options shall be exercisable at such time or times and subject to such terms and conditions as the Committee shall determine.

         g. Method of Exercise. Subject to the provisions of this Article V, vested Stock Options may be exercised, in whole or in part, at any time during the option term upon delivery of irrevocable written notice of exercise to the Secretary of the Company specifying the number of shares to be purchased and whether payment of the exercise price is to be made pursuant to clause (i) or (ii). Except as otherwise provided below, such notice shall be accompanied by payment in full of the purchase price by certified or bank check, or such other instrument as the Company may accept. The Committee may, in its sole discretion, allow payment in full or in part to be made in the form of unrestricted Stock already owned by the Optionee. The date on which such notice is received by the Secretary shall be the date of exercise of the Option, provided that: (i) full payment as hereinbefore provided accompanies the notice or; (ii) within five business days of the delivery of such notice, the funds to pay for the exercise of the Option are delivered to the Company by a broker acting on behalf of the Optionee either in connection with the sale of the shares of Stock underlying the Option or in connection with the making of a margin loan to the Optionee to enable payment of the exercise price of the Option. In connection with clause (ii) above, the Company will provide a copy of the notice of the exercise to the aforesaid broker (which must be identified by the Optionee in the notice of exercise) upon receipt by the Secretary of such notice and will deliver to such broker, within five business days of the delivery of such notice to the Company, a certificate or certificates (as requested by the broker) representing the number of shares of Stock underlying the Option that have been sold by such broker for the Optionee.

                                  No shares of Stock shall be issued until full
                 payment therefor has been made. An Optionee shall have all of the rights of a shareholder of the Company, including the right to vote the Stock and the right to receive dividends with respect to shares subject to the Stock Option, when the Optionee has given written notice of exercise, has paid in full for such Stock and, if requested, has given the representation described in Section 9.1 hereof.

         h. Non-Transferability of Options. No Stock Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Optionee's lifetime, only by the Optionee or by the guardian or legal representative of the Optionee. For purposes of this provision, the terms "holder" and "Optionee" shall include the guardian and legal representative of the Optionee named in the option agreement, together with any individual to whom an Option is transferred by will or the laws of descent and distribution.

         i. Cashing Out of Option. On receipt of written notice to exercise, the Committee may elect to cash out all or part of any Stock Option to be exercised by paying the Optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the exercise price (the "spread value") on the effective date of such cash out. Cash outs relating to Options held by Optionees who are actually or potentially subject to Section 16(b) of the Exchange Act shall comply with the "window period" provisions of Rule 16b-3, to the extent applicable.

         j. Termination by Death. If an Optionee's employment terminates by reason of death, the spread value, as defined in Section 5.3(i), of any vested Stock Option held by such Optionee will be paid in cash to said Optionee's estate or designated beneficiary.

         k. Termination by Reason of Disability or Retirement. If an Optionee's employment terminates by reason of Disability or Retirement, any vested Stock Option held by such Optionee may thereafter be exercised by such Optionee in accordance with its terms; however, if an Optionee dies after such Disability or Retirement, any unexercised vested Stock Option held by such Optionee shall be treated pursuant to Section 5.3(j) above.

         l. Other Termination. Unless otherwise determined by the Committee, if an Optionee's employment terminates for any reason other than Death, Disability or Retirement, the Stock Options held by such Optionee, whether or not vested, shall thereupon terminate. Notwithstanding the preceding sentence:
                 (i) an Optionee will receive in cash the spread value, as defined in Section 5.3(i), of any such vested Stock Options held by the Optionee if such Optionee is involuntarily terminated by the Company or a subsidiary thereof without cause; and (ii) if such Optionee voluntarily terminates his employment, he will receive in cash the lesser of the spread value of his vested options or the amount equal to the product of (i) the number of shares of Stock subject to the Option and
                 (ii) the Initial Exercise Price Percentage Discount at the time of the grant multiplied by the Fair Market Value of the Stock at the time of such grant used to determine the initial exercise price of the Option.

         m. Change-in-Control. Notwithstanding the foregoing, upon a Change-in-Control (as defined in Section 6.2), all Options held by each Optionee shall immediately vest and the excess of the Change-in-Control Price over the exercise price of each Stock Option held by each Optionee shall be paid in cash to said Optionee within 30 days of the date such Change-in-Control is determined to have occurred.


ARTICLE VI.  CHANGE-IN-CONTROL PROVISIONS.

         Section 6.1

                                  Impact of Event.  Notwithstanding any other
                 provision of the Plan to the contrary, in the event of a Change-in-Control (as defined in Section 6.2), any Stock Options outstanding as of the date such Change-in-Control is determined to have occurred, which have not then become exercisable or vested, shall become fully exercisable and vested.

         Section 6.2

                                  Definition of Change-in-Control.  For
                 purposes of the Plan, a "Change-in-Control" shall mean an event that, in the judgment of the Board and on the advice of the Company's counsel, is required to be reported in response to item 1 of Form 8-K or any successor form thereto promulgated under the Exchange Act.

         Section 6.3

                                  Change-in-Control Price.  For purposes of the
                 Plan, "Change-in-Control Price" means the highest price per share paid or offered in any bona fide transaction (via tender offer, merger or on a stock exchange or otherwise) related to a Change-in-Control of the Company at any time during the preceding 60-day period as determined by the Committee.


ARTICLE VII.  AMENDMENTS AND TERMINATION.

         Section 7.1

                          The Board by written resolution may amend, alter, or discontinue the Plan, subject to shareholder approval as and where required by law; however, no amendment, alteration or discontinuation shall be made which would impair the rights of an Optionee under a Stock Option theretofore granted without such Optionee's consent.

                          Subject to the above provisions, the Board shall have the authority to amend the Plan to take into account changes in the law and tax and accounting rules, as well as other developments.


ARTICLE VIII.  UNFUNDED STATUS OF PLAN.

                          The Plan presently is an "unfunded" plan for incentive and deferred compensation. However, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments, so long as such trusts or other arrangements remain consistent with, and do not alter, the Plan's "unfunded" status.


ARTICLE IX.  GENERAL PROVISIONS.

         Section 9.1

                          The Committee may require each individual purchasing shares pursuant to a Stock Option to represent to the Company in writing that such individual is acquiring the shares without a view to the disposition thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         Section 9.2

                          All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         Section 9.3

                          Nothing contained in this Plan shall prevent the Company or any subsidiary thereof from adopting other or additional compensation arrangements for its employees.

         Section 9.4

                          The adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any subsidiary thereof to terminate the employment of any employee at any time.

         Section 9.5

                          No later than the date as of which an amount first becomes includable in the gross income of an Optionee (or other holder of an Option, as applicable) by reason of the exercise or other negotiation or disposition of an Option granted under the Plan, such Optionee or other holder shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such gross income. In the sole discretion of the Company, any and all such withholding obligations may be settled with Stock, including the Stock which gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct and withhold any such taxes from any payment or Stock otherwise due to be paid or transferred.

         Section 9.6

                          At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal in favor of the Company, wherein such Optionee (or such other holder) shall be required to offer to the Company any Stock that such Optionee or other holder wishes to sell at its then fair market value, subject to such other terms and conditions as the Committee may specify at the time of grant.

         Section 9.7

                          The Committee shall establish such procedures as it deems appropriate for an Optionee to designate a beneficiary to whom any amounts or shares of Stock, payable or transferable in the event of an Optionee's death, are to be paid or transferred.


ARTICLE X.       NOTICE.

                          Any notice to be given pursuant to the provisions of the Plan shall be in writing and directed to the appropriate recipient thereof at his home address, business address or office location.


ARTICLE XI.      EFFECTIVE DATE.

                          This Plan shall be effective as of March 4, 1996.


ARTICLE XII.     APPLICABLE LAW.

                          This Plan shall be construed in accordance with the provisions of the laws of the State of Florida.

                                                                     APPENDIX B

PROXY                           C.H. HEIST CORP.
                             810 NORTH BELCHER ROAD
                           CLEARWATER, FLORIDA 34625

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints CHARLES H. HEIST and WILLARD F. FOSTER as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all of the common shares of the C.H. HEIST CORP. held of record by the undersigned on March 29, 1996, at the annual meeting of the shareholders to be held on May 10, 1996, or any adjournment thereof.

1. ELECTION OF DIRECTORS
    / / FOR all nominees listed below (except as marked to the contrary below) / / WITHHOLD AUTHORITY to vote for all nominees listed below

  NOMINEES: Charles H. Heist, Richard J. O'Neil, Willard F. Foster, Chauncey D.
            Leake, Jr., Charles Scharlau and John L. Rowley.

  (INSTRUCTION:To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

- --------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK as the independent public accountants for the corporation.

         / / FOR                / / AGAINST                / / ABSTAIN

3. PROPOSAL TO APPROVE THE LEVERAGED STOCK OPTION PLAN.

         / / FOR                / / AGAINST                / / ABSTAIN

                           (CONTINUED ON OTHER SIDE)

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.
                                                Dated:                    , 1996
                                                      --------------------

                                                --------------------------------

                                                --------------------------------
                                                          Signature(s)

                                                When shares are held by joint
                                                tenants, both should sign. When
                                                signing as attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name by President or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership named by authorized
                                                person.

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.